Exhibit 21.1

SUBSIDIARIES OF TRANSDIGM GROUP INCORPORATED

TransDigm Inc. is a 100% owned subsidiary of TransDigm Group Incorporated
TransDigm Inc. owns directly or indirectly the following subsidiaries:

Name of Subsidiary	State of Jurisdiction of Incorporation or Organization
Abbott Electronics Ltd.	England
Acme Aerospace, Inc.	Delaware
Adams Rite Aerospace, Inc.	California
Adams Rite Aerospace GmbH	Germany
Advanced Inflatable Products Limited	England
AeroControlex Group, Inc.	Delaware
Aerosonic LLC	Delaware
Air-Sea Survival Equipment Trustee Limited	England
Airborne Acquisition, Inc.	Delaware
Airborne Global, Inc.	Delaware
Airborne Holdings, Inc.	Delaware
Airborne Systems Canada Ltd.	Ontario, Canada
Airborne Systems France	France
Airborne Systems Group Limited	England
Airborne Systems Holdings Limited	England
Airborne Systems Limited	England
Airborne Systems NA, Inc.	Delaware
Airborne Systems North America Inc.	Delaware
Airborne Systems North America of CA Inc.	Delaware
Airborne Systems North America of NJ Inc.	New Jersey
Airborne Systems Pension Trust Limited	England
Airborne UK Acquisition Limited	England
Airborne UK Parent Limited	England
Aircraft Materials Limited	England
AmSafe, Inc.	Delaware
AmSafe Aviation (Chongqing), Ltd.	China
AmSafe Bridport Ltd.	England
AmSafe Bridport (Kunshan) Co., Ltd.	China
AmSafe Bridport (Private) Ltd.	Sri Lanka
AmSafe Global Holdings, Inc.	Delaware
AmSafe Global Services (Private) Limited	Sri Lanka
ARA Deutschland GmbH	Germany
ARA Holding GmbH	Germany
Arkwin Industries, Inc.	New York
Aviation Technologies, Inc.	Delaware
Avionic Instruments LLC	Delaware
Avionics Specialties, Inc.	Virginia

Name of Subsidiary	State of Jurisdiction of Incorporation or Organization
AvtechTyee, Inc.	Washington
Beta Transformer Mexico, S. de R.L. de C.V.	Mexico
Beta Transformer Technology Corporation	New York
Beta Transformer Technology LLC	Delaware
Breeze-Eastern LLC	Delaware
Bridport—Air Carrier, Inc.	Washington
Bridport Erie Aviation, Inc.	Delaware
Bridport Holdings, Inc.	Delaware
Bridport Ltd.	England
Bruce Aerospace, Inc.	Delaware
CDA InterCorp LLC	Florida
CEF Industries, LLC	Delaware
Champion Aerospace LLC	Delaware
Data Device Corporation	Delaware
DDC Electronics K.K.	Japan
DDC Electronics Ltd.	England
DDC Elektronik, GmbH	Germany
DDC Electronique, S.A.R.L.	France
DDC Holdings (UK) Limited	England
DDC (United Kingdom) Ltd.	England
DDL195 Limited	England
Dukes Aerospace, Inc.	Delaware
Edlaw Limited	England
Electromech Technologies LLC	Delaware
Elektro-Metall Export GmbH	Germany
Elektro-Metall Paks KFT	Hungary
GC Parachutes Limited	England
HARCO LLC	Connecticut
Hartwell Corporation	California
ILC Holdings, Inc.	Delaware
ILC Industries, LLC	Delaware
Irvin Aerospace Limited	England
Irvin-GQ Limited	England
Johnson Liverpool LLC	Delaware
Kunshan Shield Restraint Systems, Ltd.	China
MarathonNorco Aerospace, Inc.	Delaware
McKechnie Aerospace DE, Inc.	Delaware
McKechnie Aerospace (Europe) Ltd.	England
McKechnie Aerospace Holdings, Inc.	Delaware
McKechnie Aerospace Investments, Inc.	Delaware
McKechnie Aerospace US LLC	Delaware
Mecanismos de Matamoros S.A. de C.V.	Mexico
Militair Aviation, Ltd.	England

Name of Subsidiary	State of Jurisdiction of Incorporation or Organization
Nordisk Asia Pacific Limited	Hong Kong
Nordisk Asia Pacific Pte Ltd	Singapore
Nordisk Aviation Products AS	Norway
Nordisk Aviation Products (Kunshan) Ltd.	China
Pascall Electronics (Holdings) Ltd.	England
Pascall Electronics Limited	England
Pexco Aerospace, Inc.	Delaware
PneuDraulics, Inc.	California
Rancho TransTechnology Corporation	California
Retainers, Inc.	New Jersey
Schneller Asia Pte. Ltd.	Singapore
Schneller LLC	Delaware
Schneller S.A.R.L.	France
Semco Instruments, Inc.	Delaware
Shield Restraint Systems, Inc.	Delaware
Shield Restraint Systems Ltd.	England
Skurka Aerospace, Inc.	Delaware
SSP Industries	California
Tactair Fluid Controls, Inc.	New York
TDG Cayman Limited	Cayman Islands
TDG Germany GmbH	Germany
TDG Netherlands BV	Netherlands
Technical Airborne Components Limited	England
Technical Airborne Components Industries SPRL	Belgium
Telair US LLC	Delaware
Telair International AB	Sweden
Telair International GmbH	Germany
Telair International LLC	Delaware
Telair International Services PTE Ltd (JV 70.5%)	Singapore
Texas Rotronics, Inc.	Texas
TransDigm Holdings UK Limited	UK
TransDigm Ireland Ltd.	Ireland
TransDigm Receivables LLC	Delaware
Transicoil (Malaysia) Sendirian Berhad	Malaysia
Transicoil LLC	Delaware
TransTechnology Germany GmbH	Germany
TransTechnology International Corporation	Delaware
TT Connecticut Corporation	Connecticut
TTERUSA, Inc.	New Jersey
Whippany Actuation Systems, LLC	Delaware
XCEL Power Systems Ltd.	England
Young & Franklin Inc.	New York